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                                                               EXHIBIT 7(a)(ii)


INDEPENDENT AUDITORS' CONSENT
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        We consent to the use in this Post-Effective Amendment No. 4 to
Registration Statement No. 333-84023 of Farmers Variable Life Separate Account A on Form S-6 of our report dated April 23, 2001, appearing in the Prospectus, which is incorporated by reference to this Registration Statement, and of our report dated February 12, 2001, relating to the financial statements of Farmers New World Life Insurance Company appearing elsewhere in the Prospectus, which is incorporated by reference to this Registration Statement.

        We also consent to the reference to us under the heading "Experts" in such Prospectus, which is incorporated by reference.



/s/ DELOITTE & TOUCHE LLP
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Seattle, Washington
August 26, 2002